Exhibit 23.2

LETTER OF CONSENT

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc.

900, 520 – 3rd Avenue SW

Calgary, Alberta, Canada T2P 0R3

Dear Sir:

Re: Consent Letter - Registration Statement Form S-3

As the independent reserve engineers for Gran Tierra Energy Inc., McDaniel & Associates Consultants Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserves report for Gran Tierra Energy Inc. as of December 31, 2017, dated January 30, 2018, and to the reference of our firm in the Registration Statement.

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Cam Boulton
C. Boulton, P. Eng.
Executive Vice President

Dated: September 5, 2018
Calgary, Alberta, Canada

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6     Tel: (403) 262-5506     Fax: (403) 233-2744     www.mcdan.com